CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Maximum aggregate offering price	Amount of registration fee(1) (2)
Medium-Term Senior Notes, Series N	$1,933,000	$194.65

(1) Calculated in accordance with Rule 457(r) of the Securities Act.

(2)  Pursuant to Rule 457(p) under the Securities Act, the $57,893.33 remaining of the registration fees previously paid with respect to unsold securities registered on Post-Effective Amendment No. 1 to Registration Statement File No. 333-157386, filed on February 11, 2011 by Citigroup Funding Inc., a wholly owned subsidiary of Citigroup Inc., and Registration Statement File No. 333-172554, filed on March 2, 2011 by Citigroup Funding Inc., is being carried forward, of which $194.65 is offset against the registration fee due for this offering and of which $57,698.68 remains available for future registration fee offset.  The most recent filing utilizing a portion of the registration fees previously paid with respect to unsold securities registered on these registration statements was filed on August 2, 2016.  No additional registration fee has been paid with respect to this offering.

Citigroup Global Markets Holdings Inc.	July 29, 2016 Medium-Term Senior Notes, Series N Pricing Supplement No. 2016-USNCH0115 Filed Pursuant to Rule 424(b)(2)
Registration Statement Nos. 333-192302 and 333-192302-06

Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Shares of the SPDR® S&P 500® ETF Trust, the Shares of the SPDR® EURO STOXX 50® ETF and the Shares of the WisdomTree Japan Hedged Equity Fund Due August 1, 2019

▪	The securities offered by this pricing supplement are unsecured senior debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. The securities offer the potential for contingent quarterly coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. In exchange for this higher potential yield, you must be willing to accept the risks that (i) your actual yield may be lower than the yield on our conventional debt securities of the same maturity because you may not receive one or more, or any, contingent coupon payments; (ii) your actual yield may be negative because you may receive significantly less than the stated principal amount of your securities, and possibly nothing, at maturity; and (iii) the securities may be automatically redeemed prior to maturity. Each of these risks will depend on the performance of the worst performing of the shares of the SPDR® S&P 500® ETF Trust, the shares of the SPDR® EURO STOXX 50® ETF and the shares of the WisdomTree Japan Hedged Equity Fund (each referred to as “underlying shares”), as described below. You will be subject to risks associated with each of the underlying shares and will be negatively affected by adverse movements in any of the underlying shares regardless of the performance of any other underlying shares. Although you will be exposed to downside risk with respect to the worst performing underlying shares, you will not participate in any appreciation of the underlying shares or receive any dividends paid on the underlying shares.

▪	Investors in the securities must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any payments due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying shares:	Underlying shares	Initial share price*	Coupon barrier price**	Final barrier price***
	Shares of the SPDR® S&P 500® ETF Trust	$217.15	$152.005	$119.433
	Shares of the SPDR® EURO STOXX 50® ETF	$32.54	$22.778	$17.897
	Shares of the WisdomTree Japan Hedged Equity Fund	$40.73	$28.511	$22.402

* The closing price of the applicable underlying shares on the pricing date

** For each of the underlying shares, 70% of the applicable initial share price

*** For each of the underlying shares, 55% of the applicable initial share price

Aggregate stated principal amount:	$1,933,000
Stated principal amount:	$1,000 per security
Pricing date:	July 29, 2016
Issue date:	August 3, 2016
Valuation dates:	The 29th day of each January, April, July and October, beginning in October 2016 and ending on July 29, 2019 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day for any of the underlying shares or if certain market disruption events occur with respect to any of the underlying shares
Maturity date:	Unless earlier redeemed, August 1, 2019
Contingent coupon payment dates:	For each valuation date, the fifth business day after such valuation date, except that the contingent coupon payment date for the final valuation date will be the maturity date
Contingent coupon:	On each quarterly contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 1.75% (approximately 7.00% per annum) of the stated principal amount of the securities if and only if the closing price of the worst performing underlying shares on the related valuation date is greater than or equal to the applicable coupon barrier price. If the closing price of the worst performing underlying shares on any quarterly valuation date is less than the applicable coupon barrier price, you will not receive any contingent coupon payment on the related contingent coupon payment date.
Payment at maturity:

If the securities are not automatically redeemed prior to maturity, you will be entitled to receive at maturity for each security you then hold:

▪  If the final share price of the worst performing underlying shares on the final valuation date is greater than or equal to the applicable coupon barrier price: $1,000 plus the contingent coupon payment due at maturity

▪  If the final share price of the worst performing underlying shares on the final valuation date is less than the applicable coupon barrier price but greater than or equal to the applicable final barrier price: $1,000

▪  If the final share price of the worst performing underlying shares on the final valuation date is less than the applicable final barrier price:

$1,000 × the share performance factor of the worst performing underlying shares on the final valuation date

If the final share price of the worst performing underlying shares on the final valuation date is less than the applicable final barrier price, you will receive less than 55% of the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity.

Underwriting fee and issue price:	Issue price(1)(2)	Underwriting fee(3)	Proceeds to issuer
Per security:	$1,000.00	$20.00	$980.00
Total:	$1,933,000.00	$38,660.00	$1,894,340.00

(Key Terms continued on next page)

(1) On the date of this pricing supplement, the estimated value of the securities is $952.60 per security, which is less than the issue price. The estimated value of the securities is based on Citigroup Global Markets Inc.’s (“CGMI”) proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) The issue price for investors purchasing the securities in fee-based advisory accounts will be $980.00 per security, assuming no custodial fee is charged by a selected dealer, and up to $985.00, assuming the maximum custodial fee is charged by a selected dealer. See “Supplemental Plan of Distribution” in this pricing supplement.

(3) For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. In addition to the underwriting fee, CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-5.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense. You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below:

Product Supplement No. EA-04-03 dated March 8, 2016 Underlying Supplement No. 4 dated March 8, 2016

Prospectus and Prospectus Supplement each dated March 7, 2016

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Shares of the SPDR® S&P 500® ETF Trust, the Shares of the SPDR® EURO STOXX 50® ETF and the Shares of the WisdomTree Japan Hedged Equity Fund Due August 1, 2019

KEY TERMS (continued)
Automatic early redemption:	If, on any quarterly valuation date prior to the final valuation date, the closing price of the worst performing underlying shares is greater than or equal to the applicable initial share price, each security you then hold will be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment
Final share price:	For each of the underlying shares, the applicable closing price on the final valuation date
Share performance factor:	For each of the underlying shares on any valuation date, the applicable closing price on that valuation date divided by the applicable initial share price
Worst performing underlying shares:	For any valuation date, the underlying shares with the lowest share performance factor on that valuation date
Listing:	The securities will not be listed on any securities exchange
CUSIP / ISIN:	17324C6V3 / US17324C6V33
Underwriter:	CGMI, an affiliate of the issuer, acting as principal

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect whether you receive a contingent coupon payment on a contingent coupon payment date as well as your payment at maturity. These events, including market disruption events and other events affecting the underlying shares, and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Certain Additional Terms for Securities Linked to Company Shares or ETF Shares—Consequences of a Market Disruption Event; Postponement of a Valuation Date,” “—Dilution and Reorganization Adjustments,” and “—Delisting, Liquidation or Termination of an ETF,” and not in this pricing supplement. The accompanying underlying supplement contains important disclosures regarding the SPDR® S&P 500® ETF Trust and the WisdomTree Japan Hedged Equity Fund that are not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Postponement of a valuation date. If a scheduled valuation date is not a scheduled trading day for any of the underlying shares or if a market disruption event occurs with respect to any of the underlying shares on a scheduled valuation date, that valuation date will be subject to postponement as described in the accompanying product supplement in the section “Description of the Securities—Certain Additional Terms for Securities Linked to Company Shares or ETF Shares—Consequences of a Market Disruption Event; Postponement of a Valuation Date.” If a scheduled valuation date is postponed, the closing price of each of the underlying shares in respect of that valuation date will be determined based on (i) for any underlying shares for which the originally scheduled valuation date is a scheduled trading day and as to which a market disruption event does not occur on the originally scheduled valuation date, the closing price of such underlying shares on the originally scheduled valuation date and (ii) for any other underlying shares, the closing price of such underlying shares on the valuation date as postponed (or, if earlier, the first scheduled trading day for such underlying shares following the originally scheduled valuation date on which a market disruption event did not occur with respect to such underlying shares).

Dilution and Reorganization Adjustments. With respect to the underlying shares, the initial share price, the coupon barrier price and the final barrier price are each a “Relevant Price” for purposes of the section “Description of the Securities—Certain Additional Terms for Securities Linked to Company Shares or ETF Shares—Dilution and Reorganization Adjustments” in the accompanying product supplement. Accordingly, the initial share price, the coupon barrier price and the final barrier price are each subject to adjustment upon the occurrence of any of the events described in that section.

July 2016	PS-2

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Shares of the SPDR® S&P 500® ETF Trust, the Shares of the SPDR® EURO STOXX 50® ETF and the Shares of the WisdomTree Japan Hedged Equity Fund Due August 1, 2019

Hypothetical Examples

The examples below illustrate how to determine whether a contingent coupon will be paid with respect to a quarterly valuation date and how to calculate the payment at maturity on the securities, assuming the securities are not automatically redeemed prior to maturity. You should understand that the term of the securities, and your opportunity to receive the contingent coupon payments on the securities, may be limited to as short as three months if the securities are automatically redeemed prior to the maturity date, which is not reflected in the examples below. Unless earlier redeemed, during the term of the securities, there are twelve valuation dates. For ease of analysis, figures in the table below may have been rounded.

The examples below are based on the following values in order to illustrate how the securities work:

Underlying shares	Initial share price	Coupon barrier price	Final barrier price
Shares of the SPDR® S&P 500® ETF Trust	$217.15	$152.005 (70% of the applicable initial share price)	$119.433 (55% of the applicable initial share price)
Shares of the SPDR® EURO STOXX 50® ETF	$32.54	$22.778 (70% of the applicable initial share price)	$17.897 (55% of the applicable initial share price)
Shares of the WisdomTree Japan Hedged Equity Fund	$40.73	$28.511 (70% of the applicable initial share price)	$22.402 (55% of the applicable initial share price)
Contingent coupon rate:		7.00% per annum, paid quarterly

Hypothetical Examples of Contingent Coupon Payments and any Payment upon an Automatic Early Redemption with Respect to a Quarterly Valuation Date

The following examples illustrate the hypothetical contingent coupon payments with respect to the first three hypothetical quarterly valuation dates during the term of the securities.

	Hypothetical closing price of the shares of the SPDR® S&P 500® ETF Trust	Hypothetical closing price of the shares of the SPDR® EURO STOXX 50® ETF	Hypothetical closing price of the shares of the WisdomTree Japan Hedged Equity Fund	Hypothetical contingent coupon payment per security and any payment upon an automatic early redemption
Example 1: Hypothetical valuation date 1	$260.58 (Share performance factor = $260.58 / $217.15 = 1.20)	$35.79 (Share performance factor = $35.79 / $32.54 = 1.10)	$34.62 (Share performance factor = $34.62 / $40.73 = 0.85)	$17.50
Example 2: Hypothetical valuation date 2	$152.01 (Share performance factor = $152.01 / $217.15 = 0.70)	$16.27 (Share performance factor = $16.27 / $32.54 = 0.50)	$52.95 (Share performance factor = $52.95 / $40.73 = 1.30)	$0.00
Example 3: Hypothetical valuation date 3	$238.87 (Share performance factor = $238.87 / $217.15 = 1.10)	$34.17 (Share performance factor = $34.17 / $32.54 = 1.05)	$46.84 (Share performance factor = $46.84 / $40.73 = 1.15)	$1,017.50 ($1,000 stated principal amount per security plus the related contingent coupon payment)

Example 1: On hypothetical valuation date 1, the shares of the WisdomTree Japan Hedged Equity Fund have the lowest share performance factor and, therefore, are the worst performing underlying shares. In this scenario, the closing price of the worst performing underlying shares is greater than the applicable coupon barrier price and investors in the securities would receive the contingent coupon payment of $17.50 per security on the related contingent coupon payment date.

Example 2: On hypothetical valuation date 2, the shares of the SPDR® EURO STOXX 50® ETF have the lowest share performance factor and, therefore, are the worst performing underlying shares. In this scenario, the closing price of the worst performing underlying shares is less than the applicable coupon barrier price and investors would not receive any payment on the related contingent coupon payment date, even though some of the other underlying shares have appreciated from the applicable initial share price.

Investors in the securities will not receive a contingent coupon payment with respect to a valuation date if, on that valuation date, the closing price of the worst performing underlying shares is less than the applicable coupon barrier price.

Example 3: On hypothetical valuation date 3, the hypothetical closing prices of all of the underlying shares are greater than the applicable coupon barrier prices. In this scenario, the closing price of the worst performing underlying shares is greater than the

July 2016	PS-3

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Shares of the SPDR® S&P 500® ETF Trust, the Shares of the SPDR® EURO STOXX 50® ETF and the Shares of the WisdomTree Japan Hedged Equity Fund Due August 1, 2019

applicable initial share price and the securities would be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment, or $1,017.50.

Hypothetical Examples of the Payment at Maturity on the Securities

The following examples illustrate the payment at maturity on the securities as determined by the applicable final share prices of the underlying shares on the final valuation date.

	Hypothetical final share price of the shares of the SPDR® S&P 500® ETF Trust	Hypothetical final share price of the shares of the SPDR® EURO STOXX 50® ETF	Hypothetical final share price of the shares of the WisdomTree Japan Hedged Equity Fund	Hypothetical payment at maturity per security
Example 4	$282.30 (Share performance factor = $282.30 / $217.15 = 1.30)	$39.05 (Share performance factor = $39.05 / $32.54 = 1.20)	$44.80 (Share performance factor = $44.80 / $40.73 = 1.10)	$1,017.50
Example 5	$173.72 (Share performance factor = $173.72 / $217.15 = 0.80)	$21.15 (Share performance factor = $21.15 / $32.54 = 0.65)	$38.69 (Share performance factor = $38.69 / $40.73 = 0.95)	$1,000.00
Example 6	$108.58 (Share performance factor = $108.58 / $217.15 = 0.50)	$22.78 (Share performance factor = $22.78 / $32.54 = 0.70)	$36.66 (Share performance factor = $36.66 / $40.73 = 0.90)	$500.00
Example 7	$152.01 (Share performance factor = $152.01 / $217.15 = 0.70)	$6.51 (Share performance factor = $6.51 / $32.54 = 0.20)	$42.77 (Share performance factor = $42.77 / $40.73 = 1.05)	$200.00

Example 4: In this example, the shares of the WisdomTree Japan Hedged Equity Fund are the worst performing underlying shares. In this scenario, the final share price of the worst performing underlying shares is greater than the applicable coupon barrier price. Accordingly, at maturity, you would receive the stated principal amount of the securities plus the contingent coupon payment of $17.50 per security but you would not participate in the appreciation of any of the underlying shares.

Example 5: In this example, the shares of the SPDR® EURO STOXX 50® ETF are the worst performing underlying shares. In this scenario, the final share price of the worst performing underlying shares is less than the applicable coupon barrier price but greater than the applicable final barrier price. Accordingly, at maturity, you would receive the $1,000.00 stated principal amount of the securities but you would not receive any contingent coupon payment at maturity.

Example 6: In this example, the shares of the SPDR® S&P 500® ETF Trust are the worst performing underlying shares. In this scenario, the final share price of the worst performing underlying shares is less than the applicable final barrier price. Accordingly, at maturity, you would receive a payment per security calculated as follows:

Payment at maturity = $1,000 × share performance factor of the shares of the SPDR® S&P 500® ETF Trust on the final valuation date

= $1,000 × 0.50

= $500

In this scenario, you would receive significantly less than the stated principal amount of your securities at maturity. You would incur a loss based on the performance of the worst performing underlying shares, even though the final share prices of the other underlying shares were greater than the applicable final barrier prices. In addition, because the final share price of the worst performing underlying shares is below the applicable coupon barrier price, you will not receive any quarterly contingent coupon payment.

Example 7: In this example, the shares of the SPDR® EURO STOXX 50® ETF are the worst performing underlying shares and their final share price is less than the applicable final barrier price. Accordingly, at maturity, you would receive a payment per security calculated as follows:

Payment at maturity = $1,000 × share performance factor of the shares of the SPDR® EURO STOXX 50® ETF on the final valuation date

= $1,000 × 0.20

= $200

July 2016	PS-4

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Shares of the SPDR® S&P 500® ETF Trust, the Shares of the SPDR® EURO STOXX 50® ETF and the Shares of the WisdomTree Japan Hedged Equity Fund Due August 1, 2019

In this scenario, because the closing price of the worst performing underlying shares on the final valuation date is less than the applicable final barrier price, you would lose a significant portion of your investment in the securities. In addition, because the final share price of the worst performing underlying shares is below the applicable coupon barrier price, you will not receive any quarterly contingent coupon payment. If the closing price of the worst performing underlying shares were less than the applicable coupon barrier price on each valuation date and less than the final barrier price on the final valuation date, you would not have received any quarterly contingent coupon payments and, in addition, you would incur a significant loss on your securities at maturity.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each of the underlying shares. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisers as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-6 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose some or all of your investment. Unlike conventional debt securities, the securities do not provide for the repayment of the stated principal amount at maturity in all circumstances. If the securities are not automatically redeemed prior to maturity, your payment at maturity will depend on the performance of the worst performing underlying shares on the final valuation date. If the closing price of the worst performing underlying shares on the final valuation date is less than the applicable final barrier price, you will lose 1% of the stated principal amount of the securities for every 1% by which the worst performing underlying shares have declined from their initial share price, regardless of the performance of the other underlying shares. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment.

▪	You will not receive any contingent coupon payment for any quarter in which the closing price of the worst performing underlying shares is less than the applicable coupon barrier price on the related valuation date. A contingent coupon payment will be made on a contingent coupon payment date if and only if the closing price of the worst performing underlying shares on the related valuation date is greater than or equal to the applicable coupon barrier price. If the closing price of the worst performing underlying shares is less than the applicable coupon barrier price on any quarterly valuation date, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the closing price of the worst performing underlying shares is below the applicable coupon barrier price on each valuation date, you will not receive any contingent coupon payments over the term of the securities.

▪	The securities are subject to the risks of all of the underlying shares and will be negatively affected if any of the underlying shares performs poorly, even if the other underlying shares perform well. You are subject to risks associated with each of the underlying shares. If any of the underlying shares performs poorly, you will be negatively affected, even if the other underlying shares perform well. The securities are not linked to a basket composed of the underlying shares, where the better performance of one or two could ameliorate the poor performance of the other. Instead, you are subject to the full risks of whichever of the underlying shares are the worst performing underlying shares.

▪	You will not benefit in any way from the performance of the better performing underlying shares. The return on the securities depends solely on the performance of the worst performing underlying shares, and you will not benefit in any way from the performance of the other underlying shares. The securities may underperform a similar alternative investment linked to a basket composed of the underlying shares, since in such case the performance of the better performing underlying shares would be blended with the performance of the worst performing underlying shares, resulting in a better return than the return of the worst performing underlying shares.

▪	You will be subject to risks relating to the relationship among the underlying shares. It is preferable from your perspective for the underlying shares to be correlated with each other, in the sense that they tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the underlying shares will not exhibit this relationship. The less correlated the underlying shares, the more likely it is that any one of the underlying shares will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlying shares to perform poorly; the performance of the underlying shares that are not the worst performing underlying shares is not relevant to your return on the securities at maturity or upon an earlier automatic redemption. It is impossible to predict what the relationship among the underlying shares will be over the term of the securities. The SPDR® S&P 500® ETF Trust represents large capitalization stocks in the United States, the SPDR® EURO STOXX 50® ETF represents large capitalization stocks in Europe and the WisdomTree Japan Hedged Equity Fund represents stocks in Japan. Accordingly, the underlying shares represent markets that differ in significant ways and, therefore, may not be correlated with each other.

July 2016	PS-5

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Shares of the SPDR® S&P 500® ETF Trust, the Shares of the SPDR® EURO STOXX 50® ETF and the Shares of the WisdomTree Japan Hedged Equity Fund Due August 1, 2019

▪	Higher contingent coupon rates are associated with greater risk. The securities offer contingent coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. This higher potential yield is associated with greater levels of expected risk as of the pricing date for the securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may receive significantly less than the stated principal amount of your securities at maturity. The volatility of and the correlation among the underlying shares are important factors affecting these risks. Greater expected volatility of and lower expected correlation among the underlying shares as of the pricing date may result in a higher contingent coupon rate, but would also represent a greater expected likelihood as of the pricing date that the closing price of the worst performing underlying shares will be less than the applicable coupon barrier price on one or more valuation dates, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the closing price of the worst performing underlying shares will be less than the applicable final barrier price on the final valuation date, such that you will not be repaid the stated principal amount of your securities at maturity.

▪	You may not be adequately compensated for assuming the downside risk of the worst performing underlying shares. The potential contingent coupon payments on the securities are the compensation you receive for assuming the downside risk of the worst performing underlying shares, as well as all the other risks of the securities. That compensation is effectively “at risk” and may, therefore, be less than you currently anticipate. First, the actual yield you realize on the securities could be lower than you anticipate because the coupon is “contingent” and you may not receive a contingent coupon payment on one or more, or any, of the contingent coupon payment dates. Second, the contingent coupon payments are the compensation you receive not only for the downside risk of the worst performing underlying shares, but also for all of the other risks of the securities, including the risk that the securities may be automatically redeemed prior to maturity, interest rate risk and our and Citigroup Inc.’s credit risk. If those other risks increase or are otherwise greater than you currently anticipate, the contingent coupon payments may turn out to be inadequate to compensate you for all the risks of the securities, including the downside risk of the worst performing underlying shares.

▪	The securities may be automatically called prior to maturity, limiting your opportunity to receive contingent coupon payments. On any valuation date prior to the final valuation date, the securities will be automatically called if the closing price of the worst performing underlying shares on that valuation date is greater than or equal to the applicable initial share price. Thus, the term of the securities may be limited to as short as three months. If the securities are called prior to maturity, you will not receive any additional contingent coupon payments. Moreover, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk.

▪	The securities offer downside exposure to the underlying shares, but no upside exposure to the underlying shares. You will not participate in any appreciation in the level of the underlying shares over the term of the securities. Consequently, your return on the securities will be limited to the contingent coupon payments you receive, if any, and may be significantly less than the return on the underlying shares over the term of the securities. In addition, you will not receive any dividends or other distributions or any other rights with respect to the underlying shares.

▪	The performance of the securities will depend on the closing prices of the underlying shares solely on the relevant valuation dates, which makes the securities particularly sensitive to the volatility of the underlying shares. Whether the contingent coupon will be paid for any given quarter and whether the securities will be automatically redeemed prior to maturity will depend on the closing prices of the underlying shares solely on the applicable quarterly valuation dates, regardless of the closing prices of the underlying shares on other days during the term of the securities. If the securities are not automatically redeemed, what you receive at maturity will depend solely on the closing price of the worst performing underlying shares on the final valuation date, and not on any other day during the term of the securities. Because the performance of the securities depends on the closing prices of the underlying shares on a limited number of dates, the securities will be particularly sensitive to volatility in the closing prices of the underlying shares. You should understand that each of the underlying shares has historically been highly volatile.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive any amounts owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the

July 2016	PS-6

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Shares of the SPDR® S&P 500® ETF Trust, the Shares of the SPDR® EURO STOXX 50® ETF and the Shares of the WisdomTree Japan Hedged Equity Fund Due August 1, 2019

securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of and correlation among the underlying shares, dividend yields on the underlying shares and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not the same as the coupon that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the level and volatility of the underlying shares and a number of other factors, including the correlation between the underlying shares, dividend yields on the underlying shares, changes in the exchange rate between the U.S. dollar and the euro, the volatility of the exchange rate between the U.S. dollar and the Japanese yen, the correlation between that exchange rate and the price of the shares of the WisdomTree Japan Hedged Equity Fund, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. Changes in the prices of the underlying shares may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	The SPDR® EURO STOXX 50® ETF and the WisdomTree Japan Hedged Equity Fund are subject to risks associated with non-U.S. markets. Investments in securities linked to the value of non-U.S. stocks involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the SEC. Further, non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading

July 2016	PS-7

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Shares of the SPDR® S&P 500® ETF Trust, the Shares of the SPDR® EURO STOXX 50® ETF and the Shares of the WisdomTree Japan Hedged Equity Fund Due August 1, 2019

rules that are different from those applicable to U.S. reporting companies. The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

▪	Fluctuations in currency exchange rates will affect the price of the SPDR® EURO STOXX 50® ETF. Because the SPDR® EURO STOXX 50® ETF invests in stocks that are traded in euro, while its net asset value is based on the U.S. dollar value of those stocks, holders of the securities will be exposed to currency exchange rate risk with respect to U.S. dollar and the euro. If the U.S. dollar generally strengthens against the euro, the price of the shares of the SPDR® EURO STOXX 50® ETF will be adversely affected for that reason alone.

Exchange rate movements are volatile and are the result of numerous factors specific to the relevant countries, including the supply of, and the demand for, the relevant currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to each applicable region. Of particular importance to potential currency exchange risk are: existing and expected rates of inflation; existing and expected interest rate levels; the balance of payments; and the extent of governmental surpluses or deficits in the applicable countries and the United States. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the applicable countries and the United States and other countries important to international trade and finance.

▪	The currency hedge employed by the WisdomTree Japan Hedged Equity Fund may not sufficiently reduce its exposure to currency fluctuations. The price of shares of the WisdomTree Japan Hedged Equity Fund is related to the U.S. dollar value of stocks that trade in Japanese yen. The WisdomTree Japan Hedged Equity Fund attempts to mitigate the impact of currency fluctuations on its performance by entering into forward currency contracts or futures contracts designed to offset its exposure to the Japanese yen. The amount of forward contracts and futures contracts in the WisdomTree Japan Hedged Equity Fund is based on the aggregate exposure of the WisdomTree Japan Hedged Equity Fund to the Japanese yen. However, this approach may not eliminate the exposure of the WisdomTree Japan Hedged Equity Fund to the Japanese yen. The return of the forward currency contracts and currency futures contracts may not offset the actual fluctuations between the Japanese yen and the U.S. dollar. As a result, the holders of the securities will still likely be exposed to currency exchange rate risk with respect to the Japanese yen. Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, such currency, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. The extent of your exposure will depend on the extent to which the currency hedge strategy employed by the WisdomTree Japan Hedged Equity Fund is able to mitigate currency fluctuations and the extent to which the Japanese yen strengthens or weakens against the U.S. dollar. If the U.S. dollar strengthens against the Japanese yen, the price of the shares of the WisdomTree Japan Hedged Equity Fund could be adversely affected.

▪	The performance of the shares of the WisdomTree Japan Hedged Equity Fund will not likely benefit from the appreciation of the Japanese yen relative to the U.S. dollar. The WisdomTree Japan Hedged Equity Fund’s currency hedge strategy will likely result in lower returns in the shares of the WisdomTree Japan Hedged Equity Fund than an equivalent unhedged investment when the Japanese yen is rising relative to the U.S. dollar. Consequently, the weakening of the U.S. dollar relative to the Japanese yen is not expected to have any positive impact on the shares of the WisdomTree Japan Hedged Equity Fund (as compared to returns of an equivalent unhedged investment).

▪	Changes that affect the underlying shares may affect the value of your securities. The sponsors of the indexes underlying the SPDR® S&P 500® ETF Trust, the SPDR® EURO STOXX 50® ETF or the WisdomTree Japan Hedged Equity Fund (each, an “ETF”) may add, delete or substitute the stocks that constitute those indexes or make other methodological changes that could affect the levels of those indexes. In addition, the investment advisers to the SPDR® S&P 500® ETF Trust, the SPDR® EURO STOXX 50® ETF or the WisdomTree Japan Hedged Equity Fund may change the manner in which the ETFs operate or their investment objectives at any time. We are not affiliated with any such index sponsors or investment advisers and, accordingly, we have no control over any changes any such index sponsors or investment advisers may make. Such changes could be made at any time and could adversely affect the performance of the underlying shares and the value of and your payment at maturity on the securities.

▪	Even if an ETF pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid on shares of an ETF unless the amount of the dividend per share, together with any other dividends paid in the same quarter, exceeds the dividend paid per share in the most recent quarter by an amount equal to at least 10% of the closing price of the shares of such ETF on the date of declaration of the dividend. Any dividend will reduce the closing price of the shares of such ETF by the amount of the dividend per share. If an ETF pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

July 2016	PS-8

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Shares of the SPDR® S&P 500® ETF Trust, the Shares of the SPDR® EURO STOXX 50® ETF and the Shares of the WisdomTree Japan Hedged Equity Fund Due August 1, 2019

▪	An adjustment will not be made for all events that may have a dilutive effect on or otherwise adversely affect the market price of an ETF. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of the shares of such ETF would not.

▪	The securities may become linked to shares of issuers other than the original issuers of the SPDR® S&P 500® ETF Trust, the SPDR® EURO STOXX 50® ETF and the WisdomTree Japan Hedged Equity Fund upon the occurrence of a reorganization event or upon the delisting of the underlying shares. For example, if the issuer of an ETF enters into a merger agreement that provides for holders of the shares of the such ETF to receive shares of other entities, the shares of such other entities will become the applicable underlying shares for all purposes of the securities upon consummation of the merger. Additionally, if the shares of an ETF are delisted, or such ETF is otherwise terminated, the calculation agent may, in its sole discretion, select shares of other ETFs to be the applicable underlying shares. See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares-Dilution and Reorganization Adjustments” and “—Delisting, Liquidation or Termination of an Underlying ETF” in the accompanying product supplement.

▪	The price and performance of the underlying shares may not completely track the performance of the indexes they seek to track or their net asset values per share. The ETFs do not fully replicate the indexes that they seek to track and may hold securities different from those included in the indexes underlying the applicable ETF. The prices of the shares of the ETFs will reflect additional transaction costs and fees that are not included in the calculation of the indexes that they seek to track. In addition, the ETFs may not hold all of the securities included in, and may hold securities and derivative instruments that are not included in, the indexes that they seek to track. All of these factors may lead to a lack of correlation between the performance of the shares of the ETFs and the indexes they seek to track. In addition, corporate actions with respect to the equity securities held by an ETF (such as mergers and spin-offs) may impact the variance between the performances of the shares of such ETF and the index it seeks to track. Finally, because the shares of the ETFs are traded on NYSE Arca, Inc. and are subject to market supply and investor demand, the market value of the shares of the ETFs may differ from their net asset value per share.

During periods of market volatility, securities underlying the shares of the ETFs may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the shares of the ETFs and the liquidity of the ETFs may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the ETFs. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell the shares of the ETFs. As a result, under these circumstances, the market value of the shares of ETFs may vary substantially from their net asset value per share. For all of the foregoing reasons, the performance of the shares of the ETFs may not correlate with the performance of the indexes they seek to track and/or the net asset value per share of the shares of such ETF, which could materially and adversely affect the value of the securities in the secondary market and/or reduce your payment at maturity.

▪	The ETFs utilize a passive indexing investment approach to track the performance of the indexes underlying the ETFs. The ETFs are not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, the underlying shares, utilizing a “passive” or indexing investment approach, attempt to approximate the investment performance of the indexes underlying the ETFs by investing in portfolios of stocks that generally replicate the applicable indexes. Therefore, unless specific stocks are removed from the indexes underlying the ETFs, the ETFs generally would not sell a stock because the stock's issuer was in financial trouble. In addition, the ETFs are subject to the risk that the investment strategy of the ETFs’ investment advisers may not produce the intended results.

▪	Our offering of the securities is not a recommendation of any underlying shares. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to any of the underlying shares is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the stocks held by the ETFs or in instruments related to the underlying shares and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlying shares. These and other of our affiliates’ activities may affect the level or price, as applicable, of the underlying shares in a way that has a negative impact on your interests as a holder of the securities.

▪	The price of the underlying shares may be adversely affected by our or our affiliates’ hedging and other trading activities. We have hedged our obligations under the securities through CGMI or other of our affiliates, who have taken positions directly in the underlying shares and other financial instruments related to the underlying shares or the stocks held by the ETFs and may adjust such positions during the term of the securities. Our affiliates also trade the underlying shares and other related financial instruments on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the prices of the underlying shares in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the ETFs or the issuers of the stocks held by the ETFs, including extending loans to, making equity investments in or providing advisory services to such companies. In the

July 2016	PS-9

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Shares of the SPDR® S&P 500® ETF Trust, the Shares of the SPDR® EURO STOXX 50® ETF and the Shares of the WisdomTree Japan Hedged Equity Fund Due August 1, 2019

course of this business, we or our affiliates may acquire non-public information which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such company, they may exercise any remedies against such company that are available to them without regard to your interests.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events or events with respect to the ETFs that may require a dilution adjustment or the delisting of the ETFs, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your payment at maturity. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in “United States Federal Tax Considerations” below. If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be materially and adversely affected. As described in the accompanying product supplement under “United States Federal Tax Considerations,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect. You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

As described in “United States Federal Tax Considerations” below, in connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend to treat a portion of each coupon payment as attributable to interest and the remainder to option premium. However, in light of the uncertain treatment of the securities, it is possible that other persons having withholding or information reporting responsibility in respect of the securities may treat a security differently, for instance, by treating the entire coupon payment as ordinary income at the time received or accrued by a holder and/or treating some or all of each coupon payment on a security to a non-U.S. investor as subject to withholding tax at a rate of 30%. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

Information About the Shares of the SPDR® S&P 500® ETF Trust

The SPDR® S&P 500® ETF Trust is an exchange-traded fund that seeks to provide investment results, before expenses, that generally correspond to the price and yield performance of the S&P 500® Index. However, for purposes of the securities, the performance of the SPDR® S&P 500® ETF Trust will reflect only its price performance, as any dividends paid by the SPDR® S&P 500® ETF Trust will not be factored into a determination of the closing price of the SPDR® S&P 500® ETF Trust. The SPDR® S&P 500® ETF Trust is not actively managed by traditional methods, which typically involve effecting changes in its holdings on the basis of judgments made relating to economic, financial and market considerations. The S&P 500® Index consists of 500 common stocks selected to provide a performance benchmark for the large capitalization segment of the U.S. equity markets. It is calculated and maintained by S&P Dow Jones Indices LLC. The S&P 500® Index is reported by Bloomberg L.P. under the ticker symbol “SPX.”

The SPDR® S&P 500® ETF Trust is a unit investment trust that is managed and maintained by, and is subject to the policies of, State Street Bank and Trust Company, the Trustee of the SPDR® S&P 500® ETF Trust.  The SPDR® S&P 500® ETF Trust is registered with the SEC.  Information provided to or filed with the SEC by the SPDR® S&P 500® ETF Trust can be located by reference to SEC file numbers 033-46080 and 811-06125 through the SEC’s Web site at http://www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  The shares of the SPDR® S&P 500® ETF Trust trade on the NYSE Arca under the ticker symbol “SPY.”

Please refer to the sections “Risk Factors” and “Fund Descriptions—SPDR® S&P 500® ETF Trust” in the accompanying underlying supplement for important disclosures regarding the shares of the SPDR® S&P 500® ETF Trust, including certain risks that are associated with an investment linked to the shares of the SPDR® S&P 500® ETF Trust.

This pricing supplement relates only to the securities offered hereby and does not relate to the shares of the SPDR® S&P 500® ETF Trust or other securities of the SPDR® S&P 500® ETF Trust. We have derived all disclosures contained in this pricing supplement and in the accompanying underlying supplement regarding the SPDR® S&P 500® ETF Trust from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the SPDR® S&P 500® ETF Trust or the shares of the SPDR® S&P 500® ETF Trust.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The SPDR® S&P 500® ETF Trust is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

July 2016	PS-10

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Shares of the SPDR® S&P 500® ETF Trust, the Shares of the SPDR® EURO STOXX 50® ETF and the Shares of the WisdomTree Japan Hedged Equity Fund Due August 1, 2019

Neither we nor any of our affiliates make any representation to you as to the performance of the shares of the SPDR® S&P 500® ETF Trust.

Historical Information

The graph below shows the closing prices of the shares of the SPDR® S&P 500® ETF Trust for each day such level was available from January 3, 2011 to July 29, 2016. The table that follows shows the high and low closing prices of, and dividends paid on, the shares of the SPDR® S&P 500® ETF Trust for each quarter in that same period. We obtained the closing prices from Bloomberg L.P., without independent verification. You should not take the historical levels of the shares of the SPDR® S&P 500® ETF Trust as an indication of future performance.

Shares of the SPDR® S&P 500® ETF Trust – Historical Closing Prices January 3, 2011 to July 29, 2016

SPDR® S&P 500® ETF Trust (CUSIP: 78462F103)	High	Low	Dividends
2011
First Quarter	$134.53	$126.18	$0.65276
Second Quarter	$136.43	$126.81	$0.55332
Third Quarter	$135.36	$112.26	$0.62762
Fourth Quarter	$128.63	$109.93	$0.62495
2012
First Quarter	$141.61	$127.50	$0.77013
Second Quarter	$141.84	$128.10	$0.61389
Third Quarter	$147.24	$133.51	$0.68826
Fourth Quarter	$146.20	$135.70	$0.77945
2013
First Quarter	$156.73	$145.55	$1.02183
Second Quarter	$167.17	$154.14	$0.69372
Third Quarter	$173.05	$161.21	$0.83912
Fourth Quarter	$184.69	$165.48	$0.83795
2014
First Quarter	$188.26	$174.17	$0.98025
Second Quarter	$196.48	$181.51	$0.82461
Third Quarter	$201.82	$191.03	$0.93669
Fourth Quarter	$208.72	$186.27	$0.93919

July 2016	PS-11

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Shares of the SPDR® S&P 500® ETF Trust, the Shares of the SPDR® EURO STOXX 50® ETF and the Shares of the WisdomTree Japan Hedged Equity Fund Due August 1, 2019

SPDR® S&P 500® ETF Trust (CUSIP: 78462F103)	High	Low	Dividends
2015
First Quarter	$211.99	$199.02	$1.13492
Second Quarter	$213.50	$205.42	$0.93081
Third Quarter	$212.59	$187.27	$1.03007
Fourth Quarter	$211.00	$192.13	$1.03343
2016
First Quarter	$206.02	$182.86	$1.21155
Second Quarter	$212.37	$199.60	$1.04960
Third Quarter (through July 29, 2016)	$217.24	$208.41	$1.07844

The closing price of the shares of the SPDR® S&P 500® ETF Trust on July 29, 2016 was $217.15.

We make no representation as to the amount of dividends, if any, that may be paid on the shares of the SPDR® S&P 500® ETF Trust in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the shares of the SPDR® S&P 500® ETF Trust.

Information About the Shares of the SPDR® EURO STOXX 50® ETF

The SPDR® EURO STOXX 50® ETF is an exchange-traded fund of SPDR® Index Shares Funds, a registered investment company, which seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of the EURO STOXX 50® Index. However, for purposes of the securities, the performance of the SPDR® EURO STOXX 50® ETF will reflect only its price performance, as any dividends paid by the SPDR® EURO STOXX 50® ETF will not be factored into a determination of the closing price of the SPDR® EURO STOXX 50® ETF. The EURO STOXX 50® Index consists of 50 component stocks of market sector leaders from within the Eurozone.

We have derived all information contained in this pricing supplement regarding the SPDR® EURO STOXX 50® ETF from publicly available information. We have not independently verified such information. Such information reflects the policies of, and is subject to change by, SSGA Fund Management, Inc. (“SSGA FM”), the investment advisor for the SPDR® EURO STOXX 50® ETF. The SPDR® EURO STOXX 50® ETF is an investment portfolio maintained and managed by SSGA FM. The SPDR® EURO STOXX 50® ETF is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “FEZ.”

The SPDR® EURO STOXX 50® ETF is one of the investment portfolios of SPDR® Index Shares Funds, a registered investment company that consists of numerous separate investment portfolios, including the SPDR® EURO STOXX 50® ETF.  Information provided to or filed with the SEC by SPDR® Index Shares Funds pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to SEC file numbers 333-92106 and 811-21145, respectively, through the SEC’s website at.www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

This pricing supplement relates only to the securities offered hereby and does not relate to the shares of the SPDR® EURO STOXX 50® ETF or other securities of the SPDR® EURO STOXX 50® ETF. We have derived all disclosures contained in this pricing supplement regarding the SPDR® EURO STOXX 50® ETF from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the SPDR® EURO STOXX 50® ETF or the shares of the SPDR® EURO STOXX 50® ETF.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The SPDR® EURO STOXX 50® ETF is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the shares of the SPDR® EURO STOXX 50® ETF.

Historical Information

The graph below shows the closing prices of the shares of the SPDR® EURO STOXX 50® ETF for each day such level was available from January 3, 2011 to July 29, 2016. The table that follows shows the high and low closing prices of, and dividends paid on, the shares of the SPDR® EURO STOXX 50® ETF for each quarter in that same period. We obtained the closing prices from Bloomberg L.P., without independent verification. You should not take the historical levels of the shares of the SPDR® EURO STOXX 50® ETF as an indication of future performance.

July 2016	PS-12

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Shares of the SPDR® S&P 500® ETF Trust, the Shares of the SPDR® EURO STOXX 50® ETF and the Shares of the WisdomTree Japan Hedged Equity Fund Due August 1, 2019

Shares of the SPDR® EURO STOXX 50® ETF – Historical Closing Prices January 3, 2011 to July 29, 2016

SPDR® EURO STOXX 50® ETF (CUSIP: 78463X202)	High	Low	Dividends
2011
First Quarter	$41.34	$35.28	$0.08306
Second Quarter	$44.03	$37.61	$1.07779
Third Quarter	$41.18	$26.49	$0.16223
Fourth Quarter	$34.92	$27.24	$0.21769
2012
First Quarter	$33.92	$28.59	$0.09740
Second Quarter	$32.76	$25.83	$0.85021
Third Quarter	$33.41	$25.47	$0.00000
Fourth Quarter	$34.79	$30.54	$0.13419
2013
First Quarter	$36.40	$32.78	$0.25173
Second Quarter	$36.58	$32.44	$0.00000
Third Quarter	$39.13	$32.80	$0.79795
Fourth Quarter	$42.20	$38.48	$0.09324
2014
First Quarter	$42.66	$38.94	$0.18818
Second Quarter	$45.11	$42.16	$0.09650
Third Quarter	$43.81	$39.26	$0.91863
Fourth Quarter	$39.70	$35.94	$0.08394
2015
First Quarter	$39.67	$34.86	$0.29464
Second Quarter	$40.71	$37.43	$0.04448
Third Quarter	$39.59	$33.18	$0.85115
Fourth Quarter	$37.05	$33.74	$0.14734
2016
First Quarter	$33.70	$29.92	$0.06401
Second Quarter	$34.75	$29.18	$0.82021
Third Quarter (through July 29, 2016)	$32.54	$29.88	$0.00000

The closing price of the shares of the SPDR® EURO STOXX 50® ETF on July 29, 2016 was $32.54.

July 2016	PS-13

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Shares of the SPDR® S&P 500® ETF Trust, the Shares of the SPDR® EURO STOXX 50® ETF and the Shares of the WisdomTree Japan Hedged Equity Fund Due August 1, 2019

We make no representation as to the amount of dividends, if any, that may be paid on the shares of the SPDR® EURO STOXX 50® ETF in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the shares of the SPDR® EURO STOXX 50® ETF.

The SPDR® EURO STOXX 50® ETF

The SPDR® EURO STOXX 50® ETF’s objective is to provide investment results that, before fees and expenses, correspond generally to the total return performance of the EURO STOXX 50® Index. The SPDR® EURO STOXX 50® ETF employs a sampling strategy, which means that the SPDR® EURO STOXX 50® ETF is not required to purchase all of the securities represented in the EURO STOXX 50® Index. Instead, the SPDR® EURO STOXX 50® ETF may purchase a subset of the securities in the EURO STOXX 50® Index in an effort to hold a portfolio of securities with generally the same risk and return characteristics of the EURO STOXX 50® Index. Under normal market conditions, the SPDR® EURO STOXX 50® ETF generally invests substantially all, but at least 80%, of its total assets in the securities comprising the EURO STOXX 50® Index. In addition, the SPDR® EURO STOXX 50® ETF may invest in equity securities that are not included in the EURO STOXX 50® Index, cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSGA FM).

The SPDR® EURO STOXX 50® ETF is managed with a passive investment strategy, attempting to track the performance of an unmanaged index of securities, and differs from an actively managed fund, which typically seeks to outperform a benchmark index. As a result, the SPDR® EURO STOXX 50® ETF will hold constituent securities of the EURO STOXX 50® Index regardless of the current or projected performance of a specific security or a particular industry or market sector.

The return of the SPDR® EURO STOXX 50® ETF may not match or achieve a high degree of correlation with the return of the EURO STOXX 50® Index due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies. It may take several business days for additions and deletions to the EURO STOXX 50® Index to be reflected in the portfolio composition of the SPDR® EURO STOXX 50® ETF.

Please refer to the sections “Risk Factors” and “Equity Index Descriptions—EURO STOXX 50® Index” in the accompanying underlying supplement for important disclosures regarding the EURO STOXX 50® Index.

Information About the WisdomTree Japan Hedged Equity Fund

The WisdomTree Japan Hedged Equity Fund is an exchange-traded fund that seeks to track the WisdomTree Japan Hedged Equity Index. The WisdomTree Japan Hedged Equity Fund and the WisdomTree Japan Hedged Equity Index seek to provide exposure to equity securities in Japan, while at the same time hedging exposure to fluctuations between the value of the U.S. dollar and the Japanese yen. The WisdomTree Japan Hedged Equity Fund is an investment portfolio managed by WisdomTree Trust. WisdomTree Asset Management, Inc. is the investment adviser to the WisdomTree Japan Hedged Equity Fund. WisdomTree Trust is a registered investment company that consists of numerous separate investment portfolios, including the WisdomTree Japan Hedged Equity Fund. Information provided to or filed with the SEC by WisdomTree Trust. pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-132380 and 811-21864, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The WisdomTree Japan Hedged Equity Fund trades on the NYSE Arca under the ticker symbol “DXJ.”

Please refer to the section “Fund Descriptions—WisdomTree Japan Hedged Equity Fund” in the accompanying underlying supplement for important disclosures regarding the WisdomTree Japan Hedged Equity Fund.

This pricing supplement relates only to the securities offered hereby and does not relate to the shares of the WisdomTree Japan Hedged Equity Fund or other securities of the WisdomTree Japan Hedged Equity Fund. We have derived all disclosures contained in this pricing supplement and in the accompanying underlying supplement regarding the WisdomTree Japan Hedged Equity Fund from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the WisdomTree Japan Hedged Equity Fund or the shares of the WisdomTree Japan Hedged Equity Fund.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The WisdomTree Japan Hedged Equity Fund is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the shares of the WisdomTree Japan Hedged Equity Fund.

Historical Information

The graph below shows the closing prices of the shares of the WisdomTree Japan Hedged Equity Fund for each day such price was available from January 3, 2011 to July 29, 2016. The table that follows shows the high and low closing prices of, and dividends paid on, the shares of the WisdomTree Japan Hedged Equity Fund for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. You should not take the historical prices of the shares of the WisdomTree Japan Hedged Equity Fund as an indication of future performance. On November 30, 2012, the WisdomTree Japan

July 2016	PS-14

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Shares of the SPDR® S&P 500® ETF Trust, the Shares of the SPDR® EURO STOXX 50® ETF and the Shares of the WisdomTree Japan Hedged Equity Fund Due August 1, 2019

Hedged Equity Index was modified to exclude companies that derive more than 80% of their revenues from Japan. Accordingly, the historical performances of the shares of the WisdomTree Japan Hedged Equity Fund shown below may not be indicative of how the shares would have performed during the period shown below based on the current rules of the WisdomTree Japan Hedged Equity Index. Moreover, we cannot predict whether any further changes to the WisdomTree Japan Hedged Equity Fund or the WisdomTree Japan Hedged Equity Index may be made in the future.

WisdomTree Japan Hedged Equity Fund – Historical Closing Prices January 3, 2011 to July 29, 2016

WisdomTree Japan Hedged Equity Fund (CUSIP: 97717W851)	High	Low	Dividends
2011
First Quarter	$41.21	$33.50	$0.00000
Second Quarter	$37.23	$34.38	$0.47581
Third Quarter	$37.06	$31.56	$0.00000
Fourth Quarter	$33.06	$30.49	$0.27007
2012
First Quarter	$37.02	$31.40	$0.00000
Second Quarter	$36.71	$30.08	$0.31575
Third Quarter	$33.42	$30.34	$0.00381
Fourth Quarter	$36.88	$30.77	$0.23252
2013
First Quarter	$44.23	$36.66	$0.00000
Second Quarter	$52.91	$40.82	$0.24687
Third Quarter	$49.48	$43.89	$0.00000
Fourth Quarter	$50.84	$45.31	$0.37082
2014
First Quarter	$50.43	$45.07	$0.00000
Second Quarter	$50.60	$44.84	$0.54592
Third Quarter	$52.87	$48.48	$0.00000
Fourth Quarter	$57.53	$46.84	$0.39465
2015
First Quarter	$56.43	$47.42	$0.00000
Second Quarter	$60.52	$54.92	$0.32358
Third Quarter	$58.27	$47.72	$0.03571
Fourth Quarter	$55.75	$48.89	$0.39568

July 2016	PS-15

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Shares of the SPDR® S&P 500® ETF Trust, the Shares of the SPDR® EURO STOXX 50® ETF and the Shares of the WisdomTree Japan Hedged Equity Fund Due August 1, 2019

WisdomTree Japan Hedged Equity Fund (CUSIP: 97717W851)	High	Low	Dividends
2016
First Quarter	$49.22	$39.08	$0.00000
Second Quarter	$46.28	$37.74	$0.43500
Third Quarter (through July 29, 2016)	$41.87	$37.55	$0.00000

The closing price of the WisdomTree Japan Hedged Equity Fund on July 29, 2016 was $40.73.

We make no representation as to the amount of dividends, if any, that may be paid on shares of the WisdomTree Japan Hedged Equity Fund in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on shares of the WisdomTree Japan Hedged Equity Fund.

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities. In connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat a security as a put option (the “Put Option”) written by you with respect to the underlying shares, secured by a cash deposit equal to the stated principal amount of the security (the “Deposit”). In the opinion of our tax counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, this treatment of the securities is reasonable under current law; however, our tax counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Under this treatment:

•	a portion of each coupon payment made with respect to the securities will be attributable to interest on the Deposit; and

•	the remainder will represent premium attributable to your grant of the Put Option (“Put Premium”).

We will treat 26.11% of each coupon payment as interest on the Deposit and 73.89% as Put Premium for each security.

Assuming the treatment of a security as a Put Option and a Deposit is respected, amounts treated as interest on the Deposit should be taxed as ordinary interest income, while the Put Premium should not be taken into account prior to maturity or disposition of the securities. See “United States Federal Tax Considerations—Tax Consequences to U.S. Holders” in the accompanying product supplement.

Subject to the discussion in the section of the accompanying product supplement entitled “United States Federal Tax Considerations,” if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, under current law you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

We do not plan to request a ruling from the IRS regarding the treatment of the securities, and the IRS or a court might not agree with the treatment described herein. In addition, the U.S. Treasury Department and the IRS have released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts.” While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

While we currently do not intend to withhold on payments on the securities to Non-U.S. Holders (subject to compliance with the applicable certification requirements and the discussions in the accompanying product supplement regarding “FATCA”), in light of the uncertain treatment of the securities other persons having withholding or information reporting responsibility in respect of the securities may treat some or all of each coupon payment on a security as subject to withholding tax at a rate of 30%. Moreover, it is possible that in the future we may determine that we should withhold at a rate of 30% on coupon payments on the securities. We will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

July 2016	PS-16

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Shares of the SPDR® S&P 500® ETF Trust, the Shares of the SPDR® EURO STOXX 50® ETF and the Shares of the WisdomTree Japan Hedged Equity Fund Due August 1, 2019

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $20.00 for each $1,000 security sold in this offering (or up to $5.00 per security in the case of sales to fee-based advisory accounts). The actual underwriting fee will be equal to $20.00 for each $1,000 security sold by CGMI directly to the public and will otherwise be equal to the selling concession provided to selected dealers as described in this paragraph. CGMI will pay selected dealers not affiliated with CGMI a fixed selling concession of $20.00 for each $1,000 security they sell to accounts other than fee-based advisory accounts. CGMI will pay selected dealers not affiliated with CGMI, which may include dealers acting as custodians, a variable selling concession of up to $5.00 for each security they sell to fee-based advisory accounts. Certain broker-dealers affiliated with CGMI, including Citi International Financial Services, Citigroup Global Markets Singapore Pte. Ltd. and Citigroup Global Markets Asia Limited, will receive a fixed selling concession, and financial advisers employed by such affiliated broker-dealers will receive a fixed selling concession, of $20.00 for each $1,000 security they sell. CGMI will pay the registered representatives of CGMI a fixed selling concession of $20.00 for each $1,000 security they sell directly to the public. For the avoidance of doubt, the fees and selling concessions described in this pricing supplement will not be rebated if the securities are automatically redeemed prior to maturity.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We have hedged our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this hedging activity even if the value of the securities declines. This hedging activity could affect the closing prices of any of the underlying shares and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Certain Selling Restrictions

Hong Kong Special Administrative Region

The contents of this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus have not been reviewed by any regulatory authority in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”). Investors are advised to exercise caution in relation to the offer. If investors are in any doubt about any of the contents of this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, they should obtain independent professional advice.

The securities have not been offered or sold and will not be offered or sold in Hong Kong by means of any document, other than

(i)	to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or

(ii)	to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “Securities and Futures Ordinance”) and any rules made under that Ordinance; or

July 2016	PS-17

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Shares of the SPDR® S&P 500® ETF Trust, the Shares of the SPDR® EURO STOXX 50® ETF and the Shares of the WisdomTree Japan Hedged Equity Fund Due August 1, 2019

(iii)	in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

There is no advertisement, invitation or document relating to the securities which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits and are not covered by the Hong Kong Deposit Protection Scheme.

Singapore

This pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore, and the securities will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly, the securities may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this pricing supplement or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any securities be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person under Section 275(1) of the Securities and Futures Act or to any person pursuant to Section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. Where the securities are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an individual who is an accredited investor, securities (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries~~'~~’ rights and interests (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the relevant securities pursuant to an offer under Section 275 of the Securities and Futures Act except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the Securities and Futures Act or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act; or

(ii)	where no consideration is or will be given for the transfer; or

(iii)	where the transfer is by operation of law; or

(iv)	pursuant to Section 276(7) of the Securities and Futures Act; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (shares and Debentures) Regulations 2005 of Singapore.

Any securities referred to herein may not be registered with any regulator, regulatory body or similar organization or institution in any jurisdiction.

The securities are Specified Investment Products (as defined in the Notice on Recommendations on Investment Products and Notice on the Sale of Investment Product issued by the Monetary Authority of Singapore on 28 July 2011) that is neither listed nor quoted on a securities market or a futures market.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits. These securities are not insured products subject to the provisions of the Deposit Insurance and Policy Owners’ Protection Schemes Act 2011 of Singapore and are not eligible for deposit insurance coverage under the Deposit Insurance Scheme.

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Global Markets Holdings Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this

July 2016	PS-18

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Shares of the SPDR® S&P 500® ETF Trust, the Shares of the SPDR® EURO STOXX 50® ETF and the Shares of the WisdomTree Japan Hedged Equity Fund Due August 1, 2019

pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinions set forth below of Scott L. Flood, General Counsel and Secretary of Citigroup Global Markets Holdings Inc., and Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc. In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated March 8, 2016, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on March 9, 2016, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the trustee and that none of the terms of the securities nor the issuance and delivery of the securities and the related guarantee, nor the compliance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. with the terms of the securities and the related guarantee respectively, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable, or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable.

In the opinion of Scott L. Flood, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Global Markets Holdings Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Global Markets Holdings Inc. is validly existing and in good standing under the laws of the State of New York; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Global Markets Holdings Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Global Markets Holdings Inc., and the performance by Citigroup Global Markets Holdings Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York.

Scott L. Flood, or other internal attorneys with whom he has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to his satisfaction, of such corporate records of Citigroup Global Markets Holdings Inc., certificates or documents as he has deemed appropriate as a basis for the opinions expressed above. In such examination, he or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Global Markets Holdings Inc.), the authenticity of all documents submitted to him or such persons as originals, the conformity to original documents of all documents submitted to him or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

In the opinion of Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc., (i) the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the guarantee of such securities by Citigroup Inc. and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture, and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Barbara Politi, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

Contact

Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.

© 2016 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

July 2016	PS-19